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                                                            EXHIBIT NO. 99.10(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information for the funds below, included in Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, No 33-1657) of MFS Series Trust X.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated July 24, 2006, with respect to the financial statements and financial highlights of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Emerging Markets Equity Fund, MFS Growth Allocation Fund, MFS International Growth Fund, MFS International Value Fund and MFS Moderate Allocation Fund (each a series of MFS Series Trust X) included in the Annual Report to Shareholders for the fiscal year ended May 31, 2006.

                                                      ERNST & YOUNG LLP
                                                      --------------------------
                                                      Ernst & Young LLP


July 24, 2006
Boston, Massachusetts